Exhibit 99.1

Community Bankers Trust Corporation Announces

Repurchase of Outstanding TARP Warrant

June 4, 2014 (Richmond, Virginia) – Community Bankers Trust Corporation (NASDAQ: ESXB), the holding company for Essex Bank, announced today that it has repurchased the warrant that had been associated with the Company’s TARP preferred stock investment from the United States Department of the Treasury. The Company paid Treasury $780,000 to repurchase the warrant, which has been cancelled. There are no other investments from the Company’s participation in TARP that remain outstanding.

The Company had originally issued the warrant, which permitted Treasury to purchase 780,000 shares of the Company’s common stock at an exercise price of $3.40, in December 2008.

The Company repaid its remaining TARP preferred stock investment in April 2014 and funded that repurchase through a term loan with SunTrust Bank. The Company used its own funds to repurchase the warrant. As a result, the initial principal balance of the term loan will remain at $10,680,000, which was the repurchase price of the remaining preferred stock investment. The Company will fund payments on the loan through the earnings of its banking subsidiary.

The repurchase has a slight positive impact to the Company’s additional paid-in capital, as the carrying value of the warrant was higher than its repurchase price. In addition, the repurchase of the warrant will have no immediate negative impact on the Bank’s capital levels, and the Company’s risk-based capital ratios will all remain above the “well capitalized” regulatory thresholds.

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About Community Bankers Trust Corporation and Essex Bank

Community Bankers Trust Corporation is the holding company for Essex Bank, a Virginia state bank with 21 full-service offices, 14 of which are in Virginia and seven of which are in Maryland. The Bank also operates two loan production offices in Virginia.

Additional information on the Bank is available on the Bank’s website at www.essexbank.com. For information on Community Bankers Trust Corporation, please visit its website at www.cbtrustcorp.com.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in the following: the quality or composition of the Company’s loan or investment portfolios, including collateral values and the repayment abilities of borrowers and issuers; assumptions that underlie the Company’s allowance for loan losses; general economic and market conditions, either nationally or in the Company’s market areas; the interest rate environment; competitive pressures among banks and financial institutions or from companies outside the banking industry; real estate values; the demand for deposit, loan, and investment products and other financial services; the demand, development and acceptance of new products and services; the performance of vendors or other parties with which the Company does business; time and costs associated with de novo branching, acquisitions, dispositions and similar transactions; the realization of gains and expense savings from acquisitions, dispositions and similar transactions; assumptions and estimates that underlie the accounting for loan pools under the shared-loss agreements; consumer profiles and spending and savings habits; levels of fraud in the banking industry; the level of attempted cyber attacks in the banking industry; the securities and credit markets; costs associated with the integration of banking and other internal operations; the soundness of other financial institutions with which the Company does business; inflation; technology; and legislative and regulatory requirements. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and other reports filed from time to time by the Company with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information in it.

Contact: John M. Oakey, III

Community Bankers Trust Corporation
804-934-9999